=================================================================


                   HALLWOOD CONSOLIDATED RESOURCES CORPORATION

                                   $25,000,000

             10.32% SENIOR SUBORDINATED NOTES DUE DECEMBER 23, 2007


                                       and


                         COMMON STOCK PURCHASE WARRANTS






                                 ---------------

                SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT
                                 ---------------


                          Dated as of December 23, 1997


        =================================================================

                                TABLE OF CONTENTS

                             (Not Part of Agreement)
                                                                           Page


PARAGRAPH 1. AUTHORIZATION OF ISSUE OF SECURITIES.............................1
         1A.  Authorization of Issue of Notes.................................1
         1B.  Authorization of Issue of Warrants..............................1

PARAGRAPH 2. PURCHASE AND SALE OF SECURITIES..................................2
         2.   Purchase and Sale of Securities.................................2

PARAGRAPH 3. CONDITIONS PRECEDENT.............................................2
         3.   Conditions to Closing...........................................2
               3A.  Certain Documents.........................................2
               3B.  Opinion of Purchaser's Special Counsel....................4
               3C.  Representations and Warranties; No Default................4
               3D.  Purchase Permitted By Applicable Laws.....................4
               3E.  Proceedings...............................................4
               3F.  Private Placement Numbers.................................4
               3G.  Fees......................................................4

PARAGRAPH 4. PREPAYMENTS......................................................5
         4.   Prepayments.....................................................5
               4A.  Required Prepayments......................................5
               4B.  Optional Prepayment of Notes with Yield-Maintenance
                     Amount...................................................5
               4C.  Change in Control.........................................5
               4D.  Partial Payments Pro Rata.................................7
               4E.  Retirement of Notes.......................................7

PARAGRAPH 5. AFFIRMATIVE COVENANTS............................................7
         5.   Affirmative Covenants...........................................7
               5A.  Financial Statements......................................7
               5B.  Information Required by Rule 144A........................10
               5C.  Inspection of Property...................................10
               5D.  Covenant to Secure Notes Equally.........................10
               5E.  Corporate Existence, Licenses and Permits; Maintenance
                     of Properties...........................................11
               5F.  Maintenance of Insurance.................................11
               5G.  Payment of Taxes and Other Claims........................11
               5H.  ERISA Compliance.........................................12


                                       (i)

               5I.  Compliance with Laws.....................................12
               5J.  Maintenance of Books of Record; Reserves.................12
               5K.  Assumption of the Subsidiary Guaranty by After-Acquired
                     Subsidiaries............................................12

PARAGRAPH 6. NEGATIVE COVENANTS..............................................13
         6.   Negative Covenants.............................................13
               6A.  Financial Covenants......................................13
               6B.  Other Restrictions.......................................13
               6C.  Change of Business.......................................17
               6D.  New Subsidiaries.........................................17

PARAGRAPH 7. SUBORDINATION OF NOTES..........................................17
               7A.   Subordination...........................................17
               7B.   Obligation of the Company Unconditional.................19
               7C.   Subrogation.............................................19
               7D.   Rights of Holders of Senior Debt........................19

PARAGRAPH 8. EVENTS OF DEFAULT...............................................20
         8.   Events of Default..............................................20
               8A.   Acceleration............................................20
               8B.   Rescission of Acceleration..............................23
               8C.   Notice of Acceleration or Rescission....................23
               8D.   Other Remedies..........................................23

PARAGRAPH 9. REPRESENTATIONS, COVENANTS AND WARRANTIES.......................24
         9.   Representations, Covenants and Warranties......................24
               9A.   Organization............................................24
               9B.   Financial Statements....................................24
               9C.   Actions Pending.........................................24
               9D.   Outstanding Indebtedness................................25
               9E.   Title to Properties.....................................25
               9F.   Taxes...................................................25
               9G.   Conflicting Agreements and Other Matters................25
               9H.   Authorized Capital Stock................................26
               9I.   Offering of Securities..................................26
               9J.   Use of Proceeds.........................................27
               9K.   ERISA...................................................27
               9L.   Governmental Consent....................................27
               9M.   Environmental Compliance................................28
               9N.   Disclosure..............................................28



                                      (ii)

PARAGRAPH 10. REPRESENTATIONS OF THE PURCHASER...............................28
         10.   Representations of the Purchaser..............................28
                10A. Nature of Purchase......................................28
                10B. Source of Funds.........................................28

PARAGRAPH 11. DEFINITIONS....................................................29
         11.   Definitions...................................................29
                11A. Yield-Maintenance Terms.................................29
                11B. Other Terms.............................................30
                11C. Accounting Principles, Terms and Determinations.........39

PARAGRAPH 12. MISCELLANEOUS..................................................39
         12.   Miscellaneous.................................................39
                12A. Note Payments...........................................40
                12B. Expenses................................................40
                12C. Consent to Amendments...................................40
                12D. Form, Registration, Transfer and Exchange of Notes;
                      Lost Notes.............................................41
                12E. Persons Deemed Owners; Participations...................41
                12F. Survival of Representations and Warranties;
                      Entire Agreement.......................................41
                12G. Successors and Assigns..................................42
                12H. Disclosure to Other Persons.............................42
                12I. Notices.................................................42
                12J. Payments Due on Non-Business Days.......................42
                12K. Satisfaction Requirement................................43
                12L. Governing Law...........................................43
                12M. Waiver of Jury Trial; Consent to Jurisdiction;
                      Limitation of Remedies.................................43
                12N. Severability............................................44
                12O. Descriptive Headings....................................44
                12P. Maximum Interest Payable................................44
                12Q. Counterparts............................................45



                                      (iii)

PURCHASER SCHEDULE

SCHEDULE 9D     --     EXISTING INDEBTEDNESS, NON-RECOURSE DEBT AND
                         LIENS
SCHEDULE 9G     --     LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS

EXHIBIT A              --       FORM OF SENIOR SUBORDINATED NOTE
EXHIBIT B              --       FORM OF COMMON STOCK PURCHASE WARRANT
EXHIBIT C-1            --       FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
EXHIBIT C-2            --       FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL
EXHIBIT D              --       FORM OF SUBSIDIARY GUARANTY
EXHIBIT E              --       FORM OF PARTICIPATION RIGHTS AGREEMENT
EXHIBIT F              --       FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT G              --       FORM OF ASSUMPTION OF SUBSIDIARY GUARANTY
EXHIBIT H              --       FORM OF OPINION RELATING TO FUTURE SUBSIDIARY'S
                                 ASSUMPTION OF SUBSIDIARY GUARANTY



                                      (iv)

                   HALLWOOD CONSOLIDATED RESOURCES CORPORATION
                  4582 South Ulster Street Parkway, Suite 1700
                             Denver, Colorado 80237



                                                       As of December 23, 1997



The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102

                   $25,000,000 10.32% Senior Subordinated Notes due 2007 Common Stock Purchase Warrants

Ladies and Gentlemen:

     The undersigned, Hallwood Consolidated Resources Corporation, a Delaware corporation (the "Company"), hereby agrees with you as follows:

     PARAGRAPH 1. AUTHORIZATION OF ISSUE OF SECURITIES.

     1A. Authorization of Issue of Notes. The Company will authorize the issue of its senior subordinated promissory notes (any such promissory notes which have been issued pursuant to this Agreement, and any such notes which may be issued in substitution or exchange therefor, herein collectively called the "Notes") in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature December 23, 2007 and to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 10.32% per annum and on overdue payments at the rate specified therein; such Notes shall be substantially in the form of Exhibit A attached hereto.

     1B. Authorization of Issue of Warrants. The Company will also authorize the issue of its Common Stock Purchase Warrants (any such Common Stock Purchase Warrants which have been issued pursuant to this Agreement, and any such Common Stock Purchase Warrants which may be issued in substitution or exchange therefor, herein collectively called the "Warrants") evidencing rights to purchase from the Company an aggregate of 98,599 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at an initial exercise price per share of $28.99, at any time or from time to time after the Date of

Closing, all subject to the terms, conditions and adjustments set forth in the Warrants; such Warrants shall be substantially in the form of Exhibit B attached hereto.

Capitalized terms used herein have the meanings specified in paragraph 11.

     PARAGRAPH 2. PURCHASE AND SALE OF SECURITIES.

     2. Purchase and Sale of Securities. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company the following:

          (i) Notes in the aggregate principal amount of $25,000,000; and

          (ii) Warrants evidencing rights to purchase an aggregate of 98,599 shares of Common Stock.

The aggregate purchase price for the Notes shall be 100% of the principal amount of the Notes. The aggregate purchase price for the Warrants shall be $10.00.

The Company will deliver to you, at the offices of Baker & Botts, L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201, (a) one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto, and (b) one or more Warrants registered in your name, evidencing rights to purchase an aggregate of 98,599 shares of Common Stock, such Warrant or Warrants to evidence rights to purchase the number of shares of Common Stock specified in the Purchaser Schedule attached hereto, against payment of the purchase price for the Securities by transfer of immediately available funds for credit to account # 4159-672336 at Wells Fargo Bank, Denver, Colorado, ABA#121000248, on the date of closing, which shall be December 23, 1997 or any other date on or before December 31, 1997 upon which the Company and you may mutually agree (the "Closing" or the "Date of Closing").

     PARAGRAPH 3. CONDITIONS PRECEDENT.

     3. Conditions to Closing. Your obligation to purchase and pay for the Securities to be purchased by you hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

     3A. Certain Documents. You shall have received the following, each dated the Date of Closing unless otherwise indicated:

          (i) The Notes to be purchased by you.

          (ii) The Warrants to be purchased by you.

          (iii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement, the Notes, the Subsidiary Guaranty, the Warrants, the Registration Rights Agreement and the Participation Rights Agreement and of all documents evidencing other necessary corporate or limited partnership action and governmental approvals, if any, with respect to this Agreement, the Notes, the Subsidiary Guaranty, the Warrants, the Registration Rights Agreement and the Participation Rights Agreement.

          (iv) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the
     Company authorized to sign this Agreement, the Notes, the Subsidiary Guaranty, the Warrants, the Registration Rights Agreement, the Participation Rights Agreement and the other documents to be delivered hereunder.

          (v) Certified copies of the Certificate of Incorporation and bylaws of the Company and of the Limited Partnership Agreement, as amended, and the Certificate of Limited Partnership, as amended, of HCP.

          (vi) Favorable opinions of Cathleen Osborn, Esq., General Counsel of the Company, and of King & Spalding, special counsel to the Company and HCP, satisfactory to you and substantially in the respective forms of Exhibits C-1 and C-2 attached hereto and as to such other matters as you may reasonably request.

          (vii) Certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, dated within 30 days prior to the Date of Closing, listing all effective financing statements which name the Company or HCP (under its or their present name or any previous name) as debtor and which are filed in the States of Colorado, Louisiana and Texas.

          (viii) A letter satisfactory to you from Prudential Securities, Inc., placement agent for the Company, regarding the private offering of the Securities.

          (ix) The Registration Rights Agreement, duly executed and delivered by the Company.

          (x) The Participation Rights Agreement, duly executed and delivered by the Company and HEP.

          (xi) The Subsidiary Guaranty, in the form of Exhibit D attached hereto, duly executed and delivered by HCP.

          (xii) An amendment to the Credit Agreement to permit the issuance of the Notes and the execution, delivery and performance of this Agreement and the Subsidiary Guaranty.

          (xiii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as you may reasonably request.

     3B. Opinion of Purchaser's Special Counsel. You shall have received from Baker & Botts, L.L.P., who are acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request.

     3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 9 hereof and in section 8 of the Subsidiary Guaranty shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Date of Closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the Date of Closing, to both such effects.

     3D. Purchase Permitted By Applicable Laws. The offer by the Company of, and the purchase of and payment for, the Securities to be purchased by you on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Securities by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     3E. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident hereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

     3F. Private Placement Numbers. Private Placement numbers issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes and the Warrants.

     3G. Fees. Without limiting the provisions of paragraph 12B, your special counsel and your petroleum engineering consultant shall have received their respective fees, charges and disbursements to the extent reflected in statements rendered to the Company at least one Business Day prior to the Closing.

     PARAGRAPH 4. PREPAYMENTS.

     4. Prepayments. The Notes shall be subject to prepayment only with respect to the prepayments specified in paragraphs 4A, 4B and 4C.

     4A. Required Prepayments. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $5,000,000 on December 23 in each of the years 2003 through 2006, inclusive, and such principal amounts of the Notes, together with accrued and unpaid interest thereon to such prepayment dates, shall become due on such prepayment dates. The remaining outstanding principal amount of the Notes, together with interest accrued and unpaid thereon, shall become due on the maturity date of the Notes.

     4B. Optional Prepayment of Notes with Yield-Maintenance Amount.

          (i) The Notes shall be subject to prepayment, on any Business Day, in whole at any time or from time to time in part (in multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus unpaid accrued interest thereon to the prepayment date plus the Yield-Maintenance Amount, if any, with respect to each Note being so prepaid. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

          (ii) The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to this paragraph 4B not less than 25 days and not more than 45 days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to this paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.

     4C. Change in Control.

          (i) Notice of Occurrence of Change in Control. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in clause (iii) of this paragraph 4C and shall be accompanied by the certificate described in clause (vi) hereof.

          (ii) Notice of Impending Change in Control. The Company will not take any action that consummates or finalizes a Change in Control unless at least 30 days prior to such action it shall have given to each holder of

     Notes written notice of such impending Change in Control.

          (iii) Offer to Prepay Notes. The offer to prepay Notes contemplated by the foregoing clause (i) shall be an offer to prepay, in accordance with and subject to this paragraph 4C, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). Such Proposed Prepayment Date shall be not less than 50 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 50th day after the date of such offer).

          (iv) Rejection; Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this paragraph 4C by causing a notice of such acceptance to be delivered to the Company at least five days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this paragraph 4C shall be deemed to constitute an acceptance of such offer by such holder.

          (v) Prepayment; Reduction of Required Prepayments. Prepayment of the Notes to be prepaid pursuant to this paragraph 4C shall be at 100% of the principal amount of such Notes, plus interest on such Notes accrued to the date of prepayment plus Yield-Maintenance Amount, if any, with respect to each Note being so prepaid. On the Business Day preceding the date of prepayment under this paragraph 4C, the Company shall deliver to each holder of Notes being so prepaid a statement showing the Yield-Maintenance Amount due in connection with such prepayment and setting forth the details of the computation of such amount. Such prepayment shall be made on the Proposed Prepayment Date. Upon any partial prepayment of Notes pursuant to this paragraph 4C, the principal amount of the required prepayment of Notes becoming due under paragraph 4A on or after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of Notes is reduced as a result of such prepayment.

          (vi) Officer's Certificate. Each offer to prepay the Notes pursuant to this paragraph 4C shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying: (a) the Proposed Prepayment Date; (b) that such offer is made pursuant to this paragraph 4C; (c) the principal amount of each Note offered to be prepaid; (d) the estimated Yield-Maintenance Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment) and the details of such calculation; (e) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (f) that the conditions of this paragraph 4C have been fulfilled; and (g) in reasonable detail, the nature and date of the Change in Control.

     4D. Partial Payments Pro Rata. Upon any partial prepayment of Notes pursuant to paragraph 4A or 4B the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all such Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) in proportion to the respective outstanding principal amounts thereof.

     4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 8A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

     PARAGRAPH 5. AFFIRMATIVE COVENANTS.

     5. Affirmative Covenants.

     So long as any Note shall remain unpaid (or, if no Note shall remain unpaid but any Warrant shall remain outstanding, (i) if at the time in question the Common Stock is listed or admitted to trading on any national securities exchange or is traded in the over-the-counter market and is subject to bid and asked prices with respect thereto being quoted in the NASDAQ National Market, then only with respect to the covenants of the Company set forth in paragraphs 5A(i), (ii), (iii) and (vii) and 5B, or (ii) if the Common Stock is not so listed, admitted to trading or subject to such bid and asked prices being so quoted, then only with respect to the covenants of the Company set forth in paragraphs 5A, 5B and 5C (other than the provisions thereof that permit inspection of properties or require that the Company bear the expense of any inspection therein contemplated)), the Company covenants that:

     5A. Financial Statements. The Company will deliver to each holder in duplicate:

          (i) as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements if such financial statements are included in such report;

          (ii) as soon as practicable and in any event within 100 days after the end of each fiscal year, consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s); provided, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements if such financial statements are included in such report;

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (v) as soon as practicable and in any event within five Business Days after any officer of the Company obtaining knowledge (a) of any condition or event which, in the opinion of management of the Company, could have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole, (b) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph 8A(iii), (c) of the institution of any litigation involving claims against the Company or any of its Subsidiaries equal to or greater than $200,000 with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company or any of its Subsidiaries equal to or greater than $200,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Company or such Subsidiary substantially more probable, (d) of any regulatory proceeding which could have a material adverse effect on the business, condition, (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition, or specifying the details of such proceeding, litigation or dispute and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto;

          (vi) promptly after the filing or receiving thereof, copies of all reports and notices which the Company or any Subsidiary files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Company or any Subsidiary receives from any of them;

          (vii) (a) by April 1 and August 1 of each year, a report in form and substance reasonably satisfactory to the Required Holders, which may be prepared by or under the supervision of a petroleum engineer who may be an employee of the Company or an Affiliate, which shall evaluate each interest in oil and gas reserves (including without limitation any production payment with respect to any such reserves) which is, or is to be, taken into account in the determination of the "Debt Limit" pursuant to the Credit Agreement as of the preceding December 31 or June 30, respectively; and (b) together with the report furnished pursuant to the foregoing clause
     (a) as of December 31 of any year, an audit report by April 1 of each year, which shall be in form and substance reasonably satisfactory to the Required Holders and shall be prepared by Williamson Petroleum Consultants, Inc. or other independent petroleum engineers reasonably acceptable to the Required Holders, which audit report shall state that such independent petroleum engineers have reviewed at least 50% in value of the interests in oil and gas reserves subject to such report in detail in order to confirm the reserve figures and have conducted a general review of the remaining properties of the Company and its Subsidiaries, provided that each year the detailed review of 50% of the interests in oil and gas reserves contained in such audit report shall cover a different group of such interests so that 100% of such interests will be covered over each four-year period; and provided, further that each such review will always include the two interests in oil and gas properties greatest in value at the time of such review; and provided, further, that the reviews contained in each audit report shall separately cover proved developed producing reserves, proved developed non- producing reserves and proved undeveloped reserves;

          (viii) all other reports and information the Company is required to provide to the banks under the Credit Agreement; and

          (ix) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as such holder may reasonably request.

Together with each delivery of financial  statements required by clauses (i) and
(ii) above, the Company will deliver to each holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6B(2), 6B(4), 6B(6) and 6B(7) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5B. Information Required by Rule 144A. The Company will, upon the request of the holder of any Security provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of the Securities, except at such times as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     5C. Inspection of Property. The Company will permit any Person designated by the holder of any Security in writing, at the Company's expense during the continuance of a Default or Event of Default if such designation has been made by a Significant Holder and otherwise at the expense of the holder making such designation, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its indepen dent public accountants (and by this provision the Company authorizes such accountants to discuss the affairs, finances and accounts of such corporations), all at such reasonable times and as often as such holder may reasonably request.

     5D. Covenant to Secure Notes Equally. The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired to secure Indebtedness other than Liens permitted by paragraph 6B(2) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured pursuant to such agreements and instruments as shall be approved by the Required Holder(s), and the Company will cause to be delivered to the holder of each Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms and that the Notes are equally and ratably secured with such other Indebtedness.

     5E. Corporate Existence, Licenses and Permits; Maintenance of Properties. The Company will at all times do or cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America, will preserve and keep in force and effect, and cause each of its Subsidiaries to preserve and keep in force and effect, all licenses and permits necessary to the conduct of its and their respective businesses and will maintain and keep, and will cause each of its Subsidiaries to maintain and keep, its and their respective properties in good repair, working order and condition, and from time to time make all necessary and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly and advantageously conducted at all times in the normal course of business as conducted prior to the date of repair; provided, however, that nothing contained in this paragraph 5E shall prevent the Company or any Subsidiary from ceasing or omitting to exercise any right, license or permit or to make any repair, renewal or replacement that (i) in the reasonable judgment of the Company or such Subsidiary is no longer in the best interests of the Company or such Subsidiary and (ii) such cessation or omission could not result in a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

     5F. Maintenance of Insurance. The Company will carry and maintain, and cause each Subsidiary to carry and maintain, insurance (subject to customary deductibles and retentions) in at least such amounts and against such liabilities and hazards and by such methods as customarily maintained by other companies operating similar businesses.

     5G. Payment of Taxes and Other Claims. The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, levies, trade accounts payable and claims for work, labor or materials (all the foregoing being referred to collectively as "Claims") payable by any of them, to the extent such Claims have become due and payable and before they have become delinquent; provided that neither the Company nor any Subsidiary need pay any Claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Company or such Subsidiary or (ii) the nonpayment of all such Claims in the aggregate could not result in a material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

     5H. ERISA Compliance. The Company will, and will cause each ERISA Affiliate to, at all times:

          (i) with respect to each Plan, make timely payments of contributions required to meet the minimum funding standard set forth in ERISA or the Code with respect thereto and, with respect to any Multiemployer Plan, make timely payment of contributions required to be paid thereto as provided by
     Section 515 of ERISA, and

          (ii) comply with all other provisions of ERISA applicable to the Company or such ERISA Affiliate, as the case may be,

except for such failures to make contributions and failures to comply as could not have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

     5I. Compliance with Laws. The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including those relating to protection of the environment) except, in any such case, where failure to comply could not have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

     5J.  Maintenance  of  Books  of  Record;   Reserves.   The  Company,   both
individually and on a consolidated basis, will keep proper books of record and account and set aside appropriate reserves, all in accordance with GAAP.

     5K. Assumption of the Subsidiary Guaranty by After-Acquired Subsidiaries. The Company will, if it acquires the stock or other equity interest of any Person which after giving effect to such acquisition is a Subsidiary and which delivers or is required to deliver a Guarantee, or grants or is required to grant a Lien, to any holder of Senior Debt (or a trustee, collateral agent or similar Person on behalf of such holder), cause such Subsidiary to deliver to you (i) an Assumption of Subsidiary Guaranty, in the form of Exhibit G attached hereto, duly executed by such Subsidiary, (ii) a copy of a resolution of the board of directors of such Subsidiary, or other appropriate organizational action if such Subsidiary is not a corporation, approving the Assumption of Subsidiary Guaranty and the execution and delivery thereof, which copy shall be certified to be a true copy by the Secretary or an Assistant Secretary of such Subsidiary or other appropriate person if such Subsidiary is not a corporation, and (iii) an opinion, in the form of Exhibit H attached hereto, from counsel to the Company addressing such Subsidiary and such Assumption of Subsidiary Guaranty.

     PARAGRAPH 6. NEGATIVE COVENANTS.

     6. Negative Covenants. So long as any Note shall remain unpaid, the Company covenants that:

     6A. Financial Covenants. The Company will not permit, at any time,

     6A(1). Total Debt to EBITDA Ratio. The ratio of (i) Total Debt to (ii) EBITDA for the most recently ended four consecutive fiscal quarters to be greater than 4.00 to 1.00.

     6A(2). Consolidated Net Worth. Consolidated Net Worth on the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 1997, to be less than the sum of (i) $31,255,900 plus (ii) 100% of any Equity Proceeds plus (iii) the cumulative total of 50% of Consolidated Net Income for each fiscal quarter after September 30, 1997 in which Consolidated Net Income is positive, to and including the fiscal quarter ended on such measurement date.

     6B. Other Restrictions. The Company will not and will not permit any Subsidiary to:

     6B(1). Prohibition Against Layering Indebtedness. Incur, create, issue, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, or permit to remaining outstanding, any Indebtedness (including, without limitation, Indebtedness permitted pursuant to paragraphs 6A(1) and 6B(6)) that is subordinate or junior in right of payment to any Senior Debt or any Guarantee in respect thereof unless such Indebtedness is subordinate in right of payment to the Notes or the Subsidiary Guaranty, as the case may be, at least to the same extent as the Notes are subordinate in right of payment to Senior Debt pursuant to the subordination provisions contained in paragraph 7 or the Subsidiary Guaranty is subordinate in right of payment to Senior Debt pursuant to the subordination provisions contained in the Subsidiary Guaranty, as the case may be.

     6B(2). Liens. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except:

          (i) Liens, on assets of the Company and HCP other than limited partner units or other equity interests in HEP, securing Senior Debt and obligations in respect of Hedging Transactions and Swaps of the Company and HCP under the Credit Agreement;

          (ii) the Lien in favor of FAR Gas Acquisitions Corporation described on Schedule 9D attached hereto;

          (iii) statutory Liens incidental to the conduct of business or the ownership of properties of the Company and its Subsidiaries (including Liens in connection with worker's compensation, unemployment insurance and other like laws (other than Liens imposed by ERISA), warehousemen's and mechanic's liens and statutory landlord's liens) and Liens to secure statutory obligations, property taxes and assessments of governmental charges or other Liens of like general nature which in each case are incurred in the ordinary course of business and not in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in any event materially impair the value or use of the property encumbered thereby in the operation of the business of the Company and its Subsidiaries; provided in each case, that the obligation secured is not overdue or is being contested in good faith by appropriate proceedings and reserves with respect thereto have been established to the extent required by GAAP;

          (iv) Liens on properties of the Company and its Subsidiaries that secure Non-recourse Debt in an aggregate amount not to exceed at any time 5% of Consolidated Net Worth, unless otherwise agreed to in writing by the Required Holders; and

          (v) other Liens on the property of the Company or any Subsidiary, provided that the aggregate amount of Indebtedness or other obligations secured by such Liens plus (without duplication) the aggregate amount of Indebtedness of all Subsidiaries does not exceed at any time the greater of $1,000,000 or 2% of Consolidated Net Worth.

     6B(3). Consolidation, Merger or Transfer of Assets. Merge or consolidate with or into any Person or convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except that:

          (i) any Subsidiary may merge with the Company (provided that the Company shall be the sole continuing or surviving Person) or with any one or more other Person(s) (provided that each surviving Person shall be a Wholly Owned Subsidiary);

          (ii) any Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets to the Company or to a Wholly Owned Subsidiary; and

          (iii)  the  Company  may merge or  consolidate  with or into any other corporation or convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any other corporation or to HEP or a limited partnership formed as the successor to HEP and the Company; provided, that: (a) there shall be a single successor formed by such consolidation or a single survivor formed by such merger, as the case may be, (b) the successor formed by such consolidation, the survivor of such merger, HEP, such limited partnership or the corporation that acquires by conveyance, transfer, lease or other disposition all or substantially all of the assets of the Company, as the case may be, shall be organized and existing under the laws of a state of the United States and shall have a majority of its assets and business located in the United States, (c) if the Company is not such successor or survivor, then either (1) the successor, survivor or acquirer (including HEP or such limited partnership) or (2) the corporation (which shall be organized and existing under the laws of a state of the United States and shall have a majority of its assets and business located in the United States) that owns a majority of the Voting Stock of the successor, survivor or acquirer shall have expressly assumed all obligations of the Company under or with respect to the Notes, the Warrants, this Agreement, the Registration Rights Agreement, the Participation Rights Agreement and any other agreement entered into in connection with the transactions contemplated hereby, (d) the Person assuming such obligations shall have caused to be delivered to each holder of Securities an opinion of independent counsel reasonably acceptable to the Required Holder(s), to the effect that all agreements and instruments effecting such assumption are enforceable in accordance with their terms (subject to customary exceptions regarding bankruptcy and equitable principles and such other exceptions and qualifications, if any, that are reasonably approved by the Required Holders) and comply with the terms hereof, (e) no Default or Event of Default shall exist, either prior to or immediately after giving effect to such merger, consolidation or asset conveyance, transfer, lease or other disposition, and (f) the consolidated net worth (which shall be determined in the same manner as Consolidated Net Worth) of the successor, survivor or acquirer (including circumstances in which the Company is the successor or the survivor) or, in the case of clause (c)(2) above, the parent corporation of the successor, survivor or acquirer, shall be equal to or greater than the Consolidated Net Worth of the Company immediately prior to such merger, consolidation or asset transfer, lease or other disposition.

     6B(4). Limitation on Certain Asset Dispositions. Except as permitted by paragraph 6B(3), make any Asset Disposition unless (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and
(c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring
(i) in the period of 365 days then ending would not exceed 15% of Consolidated Assets as of the end of the then most recently ended fiscal quarter of the Company, and (ii) at any time after September 30, 1997 would not exceed 40% of Consolidated Assets as of the end of the then most recently ended fiscal quarter of the Company. Notwithstanding anything contained in the foregoing to the contrary, if the net proceeds for any Transfer is applied to a Property

Reinvestment Application within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with clause (c) of this paragraph 6B(4) as of any date, shall be deemed not to be an Asset Disposition.

     6B(5). Transactions With Affiliates. Other than in the case of transactions between Wholly Owned Subsidiaries, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, (i) any Affiliate, (ii) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (iii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) or (ii) of this paragraph 6B(5), except in the ordinary course of business (as determined by reference to the ordinary course of business in the oil and gas industry) and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions that would then be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided, that the Company may sell to, or purchase from, any such Person shares of the Company's stock so long as no Default or Event of Default exists immediately prior to or immediately after giving effect to any such purchase by the Company; provided, further, that the Company may enter into a merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company with HEP in a transaction if such transaction complies in all respects with the provisions of paragraph 6B(3)(iii); and provided, further, that the Company or any of its Subsidiaries may participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Company or such Subsidiary participates in or effects such transaction in the ordinary course of its business and on a basis no less advantageous than the basis on which the Company or such Subsidiary would participate in a similar transaction with a Person not an Affiliate.

     6B(6). Priority Debt. Permit Indebtedness of Subsidiaries plus (without duplication) Indebtedness secured by Liens permitted by clause (v) of paragraph 6B(2) to exceed, at any time, the greater of $1,000,000 or 2% of Consolidated Net Worth.

     6B(7). Hedging Transactions. Be or become a party to any Swap or any Hedging Transaction for any purpose except for bona fide hedging purposes. Without limiting the generality of the foregoing, at no time during any calendar year will the Company be a party to or permit any Subsidiary to be a party to any Hedging Transaction with respect to natural gas or crude oil if, immediately after giving effect to such Hedging Transaction, the aggregate reference quantity of hydrocarbons with respect to Hedging Transactions with respect to natural gas or crude oil that the Company and its Subsidiaries shall have entered into during such year exceeds 65% of the aggregate natural gas and crude oil production of the Company and its Subsidiaries for such year (calculated on the basis of actual natural gas and crude oil production for such year to date and a good faith estimate of the aggregate amount of such production for the remainder of such year).

     6C. Change of Business. The Company will not and will not permit any Subsidiary to change in any material respect the nature of its respective business or operations from the exploration, development and production, gathering, processing and marketing of oil and gas and activities relating directly thereto, and will not engage, and will not permit any Subsidiary to engage, directly or indirectly, in any material business activity, or purchase or otherwise acquire any material property, in any case not directly related to the conduct of the above-described business or operations.

     6D. New Subsidiaries. The Company will not form, create or otherwise have any Subsidiaries other than HCP and HCRC Holdings, Inc., a Delaware corporation.


     PARAGRAPH 7. SUBORDINATION OF NOTES.

     7A. Subordination. Anything in this Agreement to the contrary notwithstanding, the Indebtedness evidenced by the Notes, including principal, Yield-Maintenance Amount, if any, and interest, shall be subordinate and junior to the extent set forth in subparagraphs (i) through (vi) inclusive, below, to all Senior Debt.

          (i) If the Company shall default in the payment of any principal of or interest on any Senior Debt in an amount in excess of $100,000 owing under any single instrument when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or at any other date on which the Company is required to prepay any Senior Debt or by declaration of acceleration or otherwise, then, unless and until such default shall have been remedied by payment in full or waived, no holder of the Notes shall accept or receive any direct or indirect payment of or on account of any Indebtedness in respect of the Notes.

          (ii) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full before any payment of or on account of principal or Yield-Maintenance Amount, if any, or interest is made by the Company in respect of the Notes.

          (iii) In any of the proceedings referred to in subparagraph (ii) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable by the Company in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or Person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof in accordance with the priorities then existing among such holders, unless and until all Senior Debt shall have been paid in full; provided, however, that

               (a) if the payment or delivery by the Company of such cash, property, stock or obligations to the holders of the Notes is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Notes to Senior Debt, and made in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery by the Company of such cash, property, stock or obligations payable or deliverable with respect to the Notes shall be made to the holders of Senior Debt; and

               (b) no such delivery shall be made to holders of Senior Debt of stock or obligations if the delivery thereof is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Notes to Senior Debt, and if such stock or obligations are subordinate and junior (whether by law or agreement) at least to the extent provided in this paragraph 7 to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued pursuant to such reorganization proceedings in exchange or substitution for any Senior Debt then outstanding.

               A transaction permitted by paragraph 6B(3)(iii) shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this paragraph 7.

          (iv) Upon the occurrence and during the continuance of any Default Subordination Event (other than under circumstances when the terms of subparagraph (ii) above are applicable), no holder of Notes shall accept or receive any direct or indirect payment by setoff or otherwise of or on account of any indebtedness in respect of the Notes during the Stand-Still Period, provided that in the case of any payment on or in respect of any Note which would (in the absence of any such Default Subordination Event) have been due and payable on any date during such Stand-Still Period, the provisions of this subparagraph (iv) shall not prevent such payment on or after the date immediately following the termination of such Stand-Still Period. There shall be no more than three Stand-Still Periods so long as the Notes are outstanding.

          (v) If any payment or distribution of any character, whether in cash, securities or other property, shall be received by any holder of Notes in contravention of any of the terms of this paragraph 7 and before all the Senior Debt shall have been paid in full, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Debt at the time outstanding and shall forthwith be paid over or delivered and transferred to the holders of Senior Debt.

          (vi) If any payment by the Company in respect of Senior Debt must be disgorged by any holder of Senior Debt as a result of any action under the United States Bankruptcy Code or other debtor relief law, the obligations in respect of which such payment was made shall continue to constitute Senior Debt and shall remain entitled to the benefit of the provisions of this provision. Without limitation of the foregoing, in the event of any such disgorgement by a holder of Senior Debt, all holders of Notes, if any, who have become subrogated to the rights of such holder of Senior Debt pursuant to this Agreement and have obtained payment from the Company through the exercise of such subrogation rights shall disgorge and pay to such holder of Senior Debt any payment so obtained, to the extent of the payment or payments disgorged by such holders of Senior Debt.

     7B. Obligation of the Company Unconditional. The provisions of this paragraph 7 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the holders of the Notes on the other hand, against the Company and its property, and nothing herein shall impair, as between the Company and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal thereof and Yield- Maintenance Amount, if any, and interest thereon in accordance with their terms and the provisions hereof, nor shall anything herein prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under the Notes (including, without limitation, the right to demand payment and sue for performance hereof and of the Notes and to accelerate the maturity thereof as provided in paragraph 8A), subject to the rights, if any, under this paragraph 7 of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable by the Company to the holders of the Notes.

     7C. Subrogation. Upon payment in full of Senior Debt, the holders of the Notes shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company made on Senior Debt until the principal of and Yield-Maintenance Amount, if any, and interest on the Notes shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Debt of any cash, property, stock or obligations to which the holders of the Notes would be entitled except for the provisions of paragraph 7A(iii) shall, as between the Company, its creditors (other than the holders of the Senior Debt) and the holders of the Notes, be deemed to be a payment by the Company to or on account of Senior Debt.

     7D. Rights of Holders of Senior Debt. The provisions of this paragraph 7 shall be deemed a continuing offer to all holders of Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this paragraph 7 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement or the Notes. Without in any way limiting the generality of the foregoing, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holders of the Notes, and without impairing or releasing the subordination provided in this paragraph 7 or the obligations hereunder of the holders of the

Notes to the holders of Senior Debt, do any one or more of the following, subject in all cases to the limitations contained in the definition of Senior
Debt: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter (including, without limitation, by increasing or decreasing the "Availability Limit" and the "Debt Limit," in each case as defined in the Credit Agreement pursuant to which Senior Debt is incurred), or waive defaults under, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person, including any guarantor or surety.

     PARAGRAPH 8. EVENTS OF DEFAULT.

     8. Events of Default.

     8A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note, in any case when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than five days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on or premium, if any, with respect to any other Indebtedness beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Indebtedness is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause such obligation to become due (or to be purchased by the Company or any Subsidiary) prior to any stated maturity; provided, that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing acceleration (or sale to the Company or any Subsidiary) shall occur and be continuing exceeds $2,500,000; or

          (iv) any representation or warranty made by the Company herein, by a Subsidiary in the Subsidiary Guaranty or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any term, covenant or agreement contained in paragraph 6A, 6B(1), 6B(2), 6B(3), 6B(4), 6B(6), 6B(7) or 6D; or

          (vi) the Company fails to perform or observe any other agreement, covenant, term or condition contained herein and such failure shall not be remedied within 30 days after (a) any Responsible Officer obtains actual knowledge thereof or (b) the Company receives written notice of such failure from any holder; or

          (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of consolidated net income of the Company and its

     Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) one or more final judgments or final orders, in an aggregate amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 45 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 45 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) any Termination Event with respect to a Plan shall have occurred and, within 30 days after the occurrence thereof, (a) such Termination Event (if correctable) shall not have been corrected and (b) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $1,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a) (2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

          (xv) the Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an aggregate amount exceeding $1,000,000;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 8A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 8A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provisions for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default are intended to provide compensation for the deprivation of such right under such circumstances.

     8B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 8A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield- Maintenance Amount, if any, at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     8C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 8A or any such declaration shall be rescinded and annulled pursuant to paragraph 8B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     8D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and the Subsidiary Guaranty by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the Subsidiary Guaranty or in aid of the exercise of any power granted herein or therein. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     PARAGRAPH 9. REPRESENTATIONS, COVENANTS AND WARRANTIES.

     9. Representations, Covenants and Warranties. The Company represents, covenants and warrants as follows:

     9A. Organization. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and HCP is duly formed and existing as a limited partnership in good standing under the laws of the State of Colorado. HCP and HCRC Holdings, Inc. a Delaware corporation which is the sole limited partner of HCP, are the only Subsidiaries of the Company. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation or limited partnership, as the case may be, in each jurisdiction in which the nature of the business transacted or the property owned or leased is such as to require such qualification, except where such failure to be so qualified, whether individually or in the aggregate, would not result in any material adverse effect upon the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole. The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Participation Rights Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate action. The execution, delivery and performance by HCP of the Subsidiary Guaranty are within the limited partnership powers of HCP and have been duly authorized by all necessary action on the part of HCP.

     9B. Financial Statements. The Company has furnished you with the following financial statements, identified by a principal financial officer of the
Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1994 to 1996, inclusive, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Deloitte & Touche LLP; and
(ii) a consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1997 and consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter ended on such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments, which in the aggregate will not be material), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with GAAP. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole since December 31, 1996.

     9C. Actions Pending. Except as disclosed to you in a letter of even date herewith, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its

Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement, any Note, the Subsidiary Guaranty, any Warrant, the Registration Rights Agreement or the Participation Rights Agreement.

     9D. Outstanding Indebtedness. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness or Non-recourse Debt except as permitted by paragraphs 6A(1) and 6B(6) and all of which is described in
Schedule 9D attached hereto. There exists no default under (and no waiver of default is currently in effect with respect to) the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto, and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     9E. Title to Properties. The Company has, and each of its Subsidiaries has,
(i) in the case of each property having a market value of at least $100,000, good and marketable title to its respective real properties (including, without limitation, oil and gas properties but excluding office space that it leases), and (ii) in the case of all of its other respective properties and assets, good title, including for purposes of both clause (i) and clause (ii) the properties and assets reflected in the balance sheet as at September 30, 1997 referred to in paragraph 9B (other than properties and assets disposed of in the ordinary course of business). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     9F. Taxes. The Company has, and each of its Subsidiaries has, filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

     9G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is subject to any charter, limited partnership agreement or other corporate or limited partnership restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which materially and adversely affects (after taking into consideration the benefits reasonably expected to be obtained by the Company or such Subsidiary thereunder) its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, the Notes, the

Subsidiary  Guaranty,  the Warrants,  the  Registration  Rights Agreement or the
Participation Rights Agreement nor the offering, issuance and sale of the Securities, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes, the Subsidiary Guaranty, the Warrants, the Registration Rights Agreement and the Participation Rights Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter, limited partnership agreement or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes or of the Indebtedness of HCP or any other Subsidiary of the type to be evidenced by the Subsidiary Guaranty except as set forth in the agreements listed in Schedule 9G attached hereto.

     9H. Authorized Capital Stock. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $0.01 par value per share, of which 2,977,542 shares are issued and outstanding as of the date hereof, and 500,000 shares of Preferred Stock, $0.01 par value, none of which has been issued. All the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The Company does not have outstanding any warrants, options, convertible securities or other rights for the purchase or acquisition of shares of its capital stock other than (a) the Warrants and (b) options outstanding under its 1995 Stock Option Plan to purchase 159,000 shares of Common Stock (options for all of such shares having become vested and for 10,770 of such shares having been exercised as of the date of this Agreement) and options outstanding under its 1997 Stock Option Plan to purchase 159,000 shares of Common Stock (options for none of such shares having been exercised, and options for 53,000 of such shares having become vested, as of the date of this Agreement). The Warrants and shares of Common Stock issuable upon the exercise of the Warrants have been duly and validly authorized, and such shares of Common Stock have been duly reserved for issuance upon exercise of the Warrants. No shareholder of the Company or any other Person is entitled to preemptive or similar rights with respect to the shares of Common Stock which are issuable upon exercise of the Warrants and, if and when issued upon exercise of the Warrants in accordance with the provisions thereof, such shares will be validly issued, fully paid and nonassessable shares.

     9I. Offering of Securities. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes, the Warrants or any similar security of the Company for sale to, or solicited any offers to buy the Notes, the Warrants or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institu tional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or the Warrants to the provisions of Section 5 of the

Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     9J. Use of Proceeds. Neither the Company nor any Subsidiary owns any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("margin stock") other than the 1,948,189 Class A Units of limited partner interest and the 129,877 Class C Units of limited partner interest owned by the Company in HEP (the "HEP Units"). The proceeds of sale of the Securities will be used to refinance existing Indebtedness of the Company as indicated in Schedule 9D, to acquire producing property and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Securities to violate Regulation G or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. The HEP Units do not constitute more than 22% of the value of the assets of the Company and its Subsidiaries, on a consolidated basis, prior to the receipt by the Company of the proceeds from the issuance of the Securities, and the Company does not have any present intention that HEP Units or other margin stock will constitute more than 25% of the value of the assets of the Company and its Subsidiaries, on a consolidated basis.

     9K. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Securities will be exempt from, or will not involve any transaction which is subject to, the prohibi tions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 10B.

     9L. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the

Securities is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the Subsidiary Guaranty, the Registration Rights Agreement, the Participation Rights Agreement, the offering, issuance, sale or delivery of the Securities or fulfillment of or compliance with the terms and provisions of this Agreement, the Subsidiary Guaranty, the Registration Rights Agreement, the Participation Rights Agreement or the Securities.

     9M. Environmental Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in all such cases considered in the aggregate, where failure to comply would not reasonably be expected to result in a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries taken as a whole.

     9N. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The pro forma financial projections dated as of October 7, 1997 titled "$25MM Fixed Debt, $50MM Total Debt, Arcadia at 10% RoR 10% Drilling" and previously delivered to you by the Company are reasonable based on the assumptions stated therein and the best information available to the officers of the Company other than with respect to the assumptions regarding the acquisition of assets of Arcadia.

     PARAGRAPH 10. REPRESENTATIONS OF THE PURCHASER.

     10. Representations of the Purchaser. You represent as follows:

     10A.  Nature of  Purchase.  You are an  "insurance  company"  as defined in section 2(13) of the Securities Act and you are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, provided that the disposition of your property shall at all times be and remain within your control.

     10B. Source of Funds. No part of the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitutes assets allocated to a separate account maintained by you. For the purpose of this



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



paragraph 10B, the terms "separate  account" shall have the meaning specified in section 3 of ERISA.

     PARAGRAPH 11. DEFINITIONS.

     11. Definitions. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     11A. Yield-Maintenance Terms.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

          "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or 4C or is declared to be immediately due and payable pursuant to paragraph 8A, as the context requires.

          "Designated Spread" shall mean, (i) with respect to the Called Principal of any Note that is prepaid pursuant to paragraph 4C, 2.50% (250 basis points), and (ii) in all other cases 1.00% (100 basis points).

          "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" shall mean the sum of the Designated Spread plus the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called
     Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
     H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, (a) if necessary, by (x) converting U.S. Treasury bill quotations to bond- equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between yields reported for various maturities and (b) by converting all such implied yields to a quarterly payment basis in accordance with accepted financial practice.

          "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by
     (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or 4C or is declared to be immediately due and payable pursuant to paragraph 8A as the context requires.

          "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of and including the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     11B. Other Terms.

          "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. Unless the context clearly requires otherwise, "Affiliate" shall mean an Affiliate of the Company.

          "Asset Disposition" shall mean, with respect to the Company or any Subsidiary, any transaction or series of related transactions in which such Person sells, conveys, transfers, leases (as lessor) or otherwise disposes of (collectively, for purposes of this definition, a "transfer"), directly or indirectly, any of its property or assets, including, without limitation, any Indebtedness of any Subsidiary or capital stock of or other equity interests in any Subsidiary (including the issuance of such stock or other equity interests by such Subsidiary), other than (i) transfers from a Subsidiary to the Company or a Wholly Owned Subsidiary, (ii) transfers from the Company to another corporation, HEP or a limited partnership described in paragraph 6B(3)(iii) of all or substantially all of the assets of the

Company  pursuant  to, and in  compliance  with the terms of, such  paragraph or
(iii) sales of oil and gas production in the ordinary course of the Company's or a Subsidiary's business.

          "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 8A.

          "Business Day" shall mean any day on which banks are open for business in New York City (other than a Saturday, a Sunday or a legal holiday in the States of New York or New Jersey).

          "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "Change in Control" shall mean if any Person or Persons acting in concert, together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% (by number of shares) of the issued and outstanding Voting Stock of the Company. Notwithstanding the foregoing, a merger or consolidation of the Company with, or a sale of all or substantially all of the assets of the Company to, HEP or a corporation or limited partnership formed to combine the assets of HEP and the Company will not be a "Change in Control".

          "Claims" shall have the meaning specified in paragraph 5G.

          "Closing" or "Date of Closing" shall have the meaning specified in paragraph 2.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Common Stock" shall have the meaning specified in paragraph 1B.

          "Consolidated Assets" shall mean, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating, without duplication, (i) amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, and (ii) assets subject to Non-recourse Debt.

          "Consolidated Interest Expense" shall mean, with respect to any period, the sum (without duplication) of the following (in each case, eliminating, without duplication, all offsetting debits and credits between the Company and its Subsidiaries, all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, all items that are included in such consolidated financial statements by virtue of the proportionate consolidation method of accounting and constitute the pro rata share of the Company and its Subsidiaries of the activities of HEP, and all items in respect of Non-recourse Debt): (a) all interest and prepayment charges in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest in respect of Capitalized Lease Obligations and net costs of Swaps) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and
     (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

          "Consolidated Net Income" shall mean, with respect to any period, the sum of (i) distributions from HEP that are actually received by the Company or any of its Subsidiaries during such period plus, without duplication,
     (ii) the net income (or loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP, after eliminating, without duplication, (a) all items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, (b) all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries,
     (c) all items that are included in such consolidated financial statements by virtue of the proportionate consolidation method of accounting and constitute the pro rata share of the Company and its Subsidiaries of the activities of HEP, and (d) all items in respect of Non-recourse Debt; provided that there shall also be excluded the following: any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains resulting from the write-up of assets, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the date of acquisition, any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, any gains from the acquisition of securities or the retirement or extinguishment of Indebtedness, any gains on collections from insurance policies or settlements, any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, the cumulative effect of changes in accounting principles included in income during the period, any income or gain during such period from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior period adjustments, or, in the case of a successor to the Company or any Subsidiary by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets or any equity of the Company or any Subsidiary in the undistributed earnings (but not losses) of any Person which is not a Subsidiary.

          "Consolidated Net Worth" shall mean an amount equal to consolidated stockholders' equity of the Company determined in accordance with GAAP (less amounts attributable to redeemable preferred stock) minus the net equity of the Company and its Subsidiaries in any assets subject to Non-recourse Debt.



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



          "Convertible Securities" shall mean any debt instrument that is by its terms convertible into an equity interest in the Company or a Subsidiary.

          "Credit Agreement" shall mean the Second Amended and Restated Credit Agreement dated as of May 31, 1997, among the Company, HCP and the banks listed therein, First Union National Bank, as Collateral Agent, and Morgan Guaranty Trust Company of New York, as Agent, as amended from time to time.

          "Default Subordination Event" shall mean the existence of all of the following: (i) a Subordination Event of Default shall have occurred and be continuing in respect of any Senior Debt, (ii) the holders of the Notes shall have received a notice from or on behalf of any holder of such Senior Debt specifying that such Subordination Event of Default has occurred and is continuing and that such notice constitutes a "Default Subordination Notice" and (iii) no other Default Subordination Notice shall have been delivered by any holder of Senior Debt within the 365 day period immediately preceding the giving of such notice. The "Stand-Still Period" relating to any Default Subordination Event shall be deemed to continue until the earlier of (a) the Subordination Event of Default under the Senior Debt giving rise thereto shall have been cured or waived; (b) a period of 120 days shall have elapsed from the giving of the Default Subordination Notice relating thereto; and (c) the Senior Debt giving rise thereto shall have been accelerated.

          "Default Subordination Notice" shall have the meaning specified in the definition of "Default Subordination Event."

          "Disposition Value" shall mean, at any time, with respect to any property

               (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof at the time of such disposition, and

               (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

          "EBITDA" shall mean, for any period, the sum of (i) Consolidated Net Income plus (ii) to the extent deducted in the determination of Consolidated Net Income (other than as a result of clauses (b), (c) and (d) of the definition thereof), (a) all provisions for federal, state and other income tax, (b) Consolidated Interest Expense and (c) provisions for depletion, depreciation and amortization and impairment of oil and gas properties.

          "Equity Proceeds" shall mean the aggregate sum of (i) the net proceeds received after the Date of Closing by the Company or any Subsidiary upon the sale of any equity interest in the Company or any Subsidiary (other than in the case of sales by a Subsidiary to the Company or to a Wholly Owned Subsidiary), plus (ii) the net proceeds received after the Date of Closing by the Company or any Subsidiary upon (a) the exercise of the Warrants, or any other warrants, options or similar instruments issued by the Company or any Subsidiary (other than in the case of warrants or similar instruments issued to and held by the Company or a Wholly Owned Subsidiary), and (b) the conversion of any Convertible Securities into common stock or other equity interest in the Company or any Subsidiary (other than conversions by the Company or a Wholly Owned Subsidiary).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "Event of Default" shall mean any of the events specified in paragraph 8A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

          "GAAP" shall have the meaning specified in paragraph 11C.

          "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose, intent or effect of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          "HCP" shall mean Hallwood Consolidated Partners, L.P., a Colorado limited partnership.

          "Hedging Transaction" shall mean any commodity basis swap, forward commodity transaction, commodity swap, commodity option, commodity index swap, commodity cap transaction, commodity floor transaction, commodity collar transaction, any other similar transaction that relates to commodities (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions. For the purposes of this Agreement, the amount of the obligation under any Hedging Transaction shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Hedging Transaction had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Hedging Transaction provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "HEP" shall mean Hallwood Energy Partners, L.P., a Delaware limited partnership, and its successors.

          "Indebtedness" shall mean, with respect to any Person and without duplication: (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which under GAAP are shown on the balance sheet as a liability (including, without limitation, Capitalized Lease Obligations, but excluding accounts payable in the ordinary course of business and accrued expenses shown as current liabilities; (ii) indebtedness secured by any Lien existing on property owned subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed, provided, that the obligations secured by any Liens permitted by paragraph 6B(2)(iv) shall not constitute Indebtedness; (iii) redemption obligations in respect of mandatorily redeemable preferred stock; (iv) all liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (v) Swaps and Hedging Transactions; and (vi) Guarantees of Indebtedness of other Persons of the types described in the foregoing clauses (i) through (vi). Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (i) through (vi) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "Lien" shall mean any mortgage, pledge, priority, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Non-recourse Debt" means Indebtedness which is secured by specific assets and is issued pursuant to or evidenced or secured by an instrument which limits the recourse against the obligor thereunder to such specific assets and which, in the case of Indebtedness created, assumed, or incurred after the date hereof, contains a provision to the effect that if the holder of such Indebtedness should ever become entitled to recourse against the obligor pursuant to ss.1111(b) of the Bankruptcy Reform Act of 1978 (11. U.S.C. ss.111(b)) or any other provision of any bankruptcy insolvency, or other law of any jurisdiction, then such holder's claim in respect of such Indebtedness shall thereupon become and thereafter remain in all respects subordinate and junior to all indebtedness evidenced by the Notes and such holder shall not be entitled to receive any payment, under any condition, in respect of any such Indebtedness until all Notes and all other amounts which may become due, or are stated in this Agreement to become due, shall have been paid in full or funds for their payment shall have been duly and sufficiently provided.

          "Notes" shall have the meaning specified in paragraph 1A.

          "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

          "Participation Rights Agreement" shall mean the Participation Rights Agreement, dated of even date herewith, by and among you, the Company and certain holders of the Common Stock, that are parties thereto; such Participation Rights Agreement shall be substantially in the form of Exhibit E attached hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

          "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "Property  Reinvestment   Application"  means,  with  respect  to  any
     Transfer of property, the satisfaction of each of the following conditions:

               (a) an amount equal to the proceeds with respect to such Transfer shall have been applied, or irrevocably committed and then actually applied within 30 days, to the acquisition by the Company, or any of its Subsidiaries making such Transfer, of oil and gas property that is not encumbered by (i) any Lien (other than Liens described in paragraph 6B(2)(iv)) or (ii) any Lien described in paragraph 6B(2)(i) but only if the proceeds result from a Transfer of oil and gas property that also was subject to such a Lien; and

               (b) the Company shall have delivered an Officer's Certificate to each holder referring to paragraph 6B(4) and identifying the property that was the subject of such Transfer, the Disposition Value of such property, and the nature, terms, amount and application of the proceeds from the Transfer.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated of even date herewith, by and between you and the Company and substantially in the form of Exhibit F attached hereto.

          "Required Holder(s)" shall mean the holder or holders of at least 662/3% of the aggregate principal amount of the Notes from time to time outstanding.

          "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

          "Securities" shall mean the Notes and the Warrants.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Senior Debt" shall mean the unpaid principal of, interest on premium, if any, and commitment and other similar fees with respect to Indebtedness pursuant to the Credit Agreement outstanding, from time to time, in accordance with paragraph 6A(1).

          "Significant Holder" shall mean each holder of at least 10% of the Notes or 10% of the Warrants.

          "Stand-Still   Period"  shall  have  the  meaning   specified  in  the
     definition of "Default Subordination Event."

          "Subordination Event of Default" shall mean (i) any default in the payment of any principal of or interest on any Senior Debt in an amount less than or equal to $100,000 owing under any single instrument when the same becomes due and payable or (ii) any event of default under any other agreement evidencing Senior Debt that would entitle the holders of such Senior Debt to accelerate the obligations under such Senior Debt (other than as a result of any nonpayment of any amount owing under Senior Debt).

          "Subsidiary" shall mean a corporation, trust, association, partnership or other business entity of which, at the time such determination is made, at least 50.1% of the total Voting Stock is owned by the Company and/or one or more of its Subsidiaries.

          "Subsidiary Guaranty" shall mean the Senior Subordinated Guaranty, dated of even date herewith and executed by HCP and each other Subsidiary, in substantially the form of Exhibit D attached hereto.

          "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

          "Swaps" shall mean with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations (other than Hedging Transactions), in each case obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "Termination  Event"  shall mean (i) a Reportable  Event  described in
     Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Total Debt" shall mean, at the time of determination, the then outstanding aggregate principal amount of all Indebtedness, other than Non-recourse Debt, of the Company and its Subsidiaries on a consolidated basis.

          "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the proceeds in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding separate proceeds. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

          "Transferee" shall mean any direct or indirect transferee of all or any part of any Note or Warrant purchased by you under this Agreement.

          "Voting Stock" shall mean, securities or other equity interest of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election or removal of corporate directors or persons (such as general partners or managers) performing similar functions in the case of business entities other than corporations.

          "Warrants" shall have the meaning specified in paragraph 1B.

          "Wholly Owned Subsidiary" shall mean any Subsidiary all of the equity interests (except directors' qualifying shares) of which are owned, directly or indirectly, by the Company or other Wholly Owned Subsidiaries.

     11C. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" or to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 9B.

     PARAGRAPH 12. MISCELLANEOUS.

     12. Miscellaneous.

     12A. Note Payments. So long as you shall hold any Note, the Company will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as you have made in this paragraph 12A.

     12B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes, the Warrants, the Registration Rights Agreement or the Participation Rights Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, such other documents or the transactions contemplated hereby or thereby or by reason of your or such Transferee's having acquired any Note or Warrant, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

     12C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Securities at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Securities shall have been marked to indicate such consent, but any Securities issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Securities nor any delay in exercising any rights hereunder or under any Securities shall operate as a waiver of any rights of any holder of such Securities. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     12D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     12E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

     12F. Survival of Representations and Warranties; Entire Agreement. All representa tions and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Warrant or Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Participation Rights Agreement embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     12G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     12H. Disclosure to Other Persons. The Company acknowledges that the holder of any Security may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Security, (iii) any Person to which such holder offers to sell such Security or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of a Note, (v) any Person from which such holder offers to purchase any other security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

     12I. Notices. All notices or other communications provided for hereunder shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Security, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Security which shall have so specified an address to the Company, and
(iii) if to the Company, addressed to it at 4582 S. Ulster St. Pkwy., Suite 1700, Denver, Colorado 80237, Attention: Legal Department, or at such other address as the Company shall have specified to the holder of each Security in writing; provided, that any such communication to the Company may also, at the option of the holder of any Security, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

     12J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest or Yield-Maintenance Amount on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     12K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     12L. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. This Agreement may not be changed orally, but (subject to the provisions of paragraph 12C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     12M. Waiver of Jury Trial; Consent to Jurisdiction; Limitation of Remedies.

          (i) THE COMPANY AND EACH HOLDER OF SECURITIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE WARRANTS, THE REGISTRATION RIGHTS AGREEMENT OR THE PARTICIPATION RIGHTS AGREEMENT, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY OR SUCH HOLDERS. THE COMPANY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR YOU TO ENTER INTO THIS AGREEMENT.

          (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE WARRANTS, THE REGISTRATION RIGHTS AGREEMENT OR THE
     PARTICIPATION RIGHTS AGREEMENT, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY OR THE HOLDERS OF SECURITIES MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF

     ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     12N. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12O.  Descriptive  Headings.   The  descriptive  headings  of  the  several
paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     12P. Maximum Interest Payable. The Company, you and any other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 12P shall control over all other provisions of this Agreement, any Notes, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by you or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by you or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by you or such holder, respectively. All amounts paid or agreed to be paid in connection with such transac tions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "Applicable law" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the State of New York and of the United States of America, and "maximum rate" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

     12Q. Counterparts. This Agreement may be executed in any number of counter parts, each of which shall be an original but all of which together shall constitute one instrument.


      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                                Very truly yours,

                                  HALLWOOD CONSOLIDATED RESOURCES
                                   CORPORATION



                                  By  /s/ Cathleen Osborn
                                     Title: Vice President

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA


By:   /s/
      Vice President

                                    EXHIBIT A


                       [FORM OF SENIOR SUBORDINATED NOTE]


                   HALLWOOD CONSOLIDATED RESOURCES CORPORATION

              10.32% SENIOR SUBORDINATED NOTE DUE DECEMBER 23, 2007


No._________________                                         ___________, _____
$___________________                                         PPN 40636V A* 0


     FOR VALUE RECEIVED, the undersigned, HALLWOOD CONSOLIDATED RESOURCES CORPORATION (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _____________________________, or registered assigns, the principal sum of
___________________________ DOLLARS ($______________) on December 23, 2007, with interest (computed on the basis of a 360-day year -- 30-day month) payable quarterly (or, upon the occurrence of a Default or an Event of Default and until such Default of Event of Default has been cured or waived in writing (such period constituting a "Default Interest Period"), at the option of the registered holder hereof, on demand) on the 23rd day of March, June, September and December in each year, commencing with the 23rd day of March, June, September or December next succeeding the date hereof, until the principal hereof shall have become due and payable (a) on the unpaid balance hereof at the rate of 10.32% per annum from the date hereof, and (b) during a Default Interest Period on the unpaid balance hereof and all other obligations of the Company under the Note Agreement referred to below, including any payment or overdue payment or prepayment of principal, interest and any Yield-Maintenance Amount (as such term is defined in the Note Agreement referred to below), at a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law or (ii) the greater of (y) 12.32% or (z) 2.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.

     Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of 10.32% Senior Subordinated Notes (the "Notes") issued pursuant to a Subordinated Note and Warrant Purchase Agreement, dated as of December 23, 1997 (the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of like tenor for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note is subject to certain prepayments, as specified in the Agreement.

     This Note and the debt evidenced hereby, including the principal, interest and Yield- Maintenance Amount, if any, shall at all times remain junior and subordinate to any and all Senior Debt (as defined in the Agreement), all on the terms and to the extent more fully set forth in the Agreement.

     If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     The Company, and the purchaser and the registered holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of paragraph 12P of the Agreement shall control over any contrary provision of this Note.

     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

                                 HALLWOOD CONSOLIDATED
                                 RESOURCES CORPORATION


                                 By
                                          [Vice] President